Exhibit 99.1

CapitalSouth Bancorp Announces Fourth Quarter Dividend

Birmingham, Al, December 18, 2006 - The Board of Directors of CapitalSouth Bancorp, (NASDAQ-CAPB) has declared a fourth quarter dividend of $0.06 per share to shareholders of record as of December 29, 2006. The dividend will be payable January 17, 2007.

CapitalSouth Bancorp through its bank subsidiary CapitalSouth Bank provides a broad range of commercial banking services and products in the Birmingham, Huntsville and Montgomery, Alabama and Jacksonville, Florida markets. Additional information is available at www.capitalsouthbank.com

This press release contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995, which is based on CapitalSouth’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.

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